Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS FOURTH QUARTER 2025 RESULTS
Education Technology Services revenue up 28% YOY and operating income up 18% YOY
Sophia Learning subscribers up 47% YOY and revenue up 41% YOY
Technology and AI-enabled productivity initiatives contributed to 35% operating income growth

HERNDON, Va., February 26, 2026 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2025.
STRATEGIC EDUCATION CONSOLIDATED RESULTS

Year Ended December 31
•Revenue increased 4.0% to $1,268.2 million compared to $1,219.9 million in 2024, driven by strength within the Education Technology Services segment. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 4.4% to $1,274.0 million in 2025 compared to $1,219.9 million in 2024. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $174.2 million or 13.7% of revenue, compared to $155.6 million or 12.8% of revenue in 2024. Adjusted income from operations on a constant currency basis, which is a non-GAAP financial measure, was $197.0 million in 2025 compared to $157.3 million in 2024. Adjusted income from operations excludes one-time charges associated with restructuring activities conducted during the year. Technology and AI-enabled productivity initiatives contributed to margin performance in 2025. The adjusted operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 15.5% compared to 12.9% in 2024.
•Net income was $126.6 million in 2025 compared to $112.7 million in 2024. Adjusted net income on a constant currency basis, which is a non-GAAP financial measure, was $145.3 million compared to $117.7 million in 2024.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $273.2 million compared to $233.8 million in 2024.
•Diluted earnings per share was $5.41 compared to $4.67 in 2024. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, increased to $6.21 from $4.87 in 2024. Diluted weighted average shares outstanding decreased to 23,402,000 from 24,140,000 in 2024. During the year ended December 31, 2025, the Company repurchased 1,708,368 shares of common stock for $138.9 million.

Three Months Ended December 31
•Revenue increased 3.8% to $323.2 million compared to $311.5 million for the same period in 2024, driven by strength within the Education Technology Services segment. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 3.7% to $323.1 million in the fourth quarter of 2025 compared to $311.5 million for the same period in 2024. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $51.6 million or 16.0% of revenue, compared to $36.0 million or 11.6% of revenue for the same period in 2024. Adjusted income from operations on a constant currency basis, which is a non-GAAP financial measure, was $54.7 million compared to $40.4 million for the same period in 2024. Technology and AI-enabled productivity initiatives contributed to margin performance in the fourth quarter of 2025. The adjusted operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 16.9% compared to 13.0% for the same period in 2024.

•Net income was $37.9 million compared to $25.3 million for the same period in 2024. Adjusted net income on a constant currency basis, which is a non-GAAP financial measure, was $39.9 million compared to $30.8 million for the same period in 2024.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $75.3 million compared to $60.1 million for the same period in 2024.
•Diluted earnings per share was $1.66 compared to $1.05 for the same period in 2024. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, increased to $1.75 from $1.27 for the same period in 2024. Diluted weighted average shares outstanding decreased to 22,819,000 from 24,149,000 for the same period in 2024. During the three months ended December 31, 2025, the Company repurchased 562,385 shares of common stock for $44.6 million.
Education Technology Services Segment Highlights
•For the fourth quarter, average total subscribers at Sophia Learning increased approximately 47% from the same period in 2024, and Sophia Learning revenue increased 40.8% to $18.0 million compared to $12.8 million for the same period in 2024.
•As of December 31, 2025, Workforce Edge had a total of 80 corporate agreements, collectively employing approximately 3,970,000 employees.
•ETS revenue increased 28.3% to $39.1 million in the fourth quarter of 2025 compared to $30.5 million for the same period in 2024, driven by growth in Sophia Learning subscriptions, higher employer affiliated enrollment, and revenue from new Workforce Edge employer partnerships.
•ETS income from operations was $14.0 million in the fourth quarter of 2025 compared to $11.8 million for the same period in 2024. The operating income margin was 35.8% compared to 38.8% for the same period in 2024 with continued investments in ETS.

U.S. Higher Education Segment Highlights
•For the fourth quarter, student enrollment within USHE decreased 4.0% to 85,306 compared to 88,860 for the same period in 2024. Full-year 2025 student enrollment within USHE decreased 1.4% compared to 2024. Our ongoing focus on employers is generating consistent growth in employer affiliated enrollment, but in the fourth quarter was again offset by a decline in unaffiliated enrollment. Employer affiliated enrollment in the fourth quarter hit a new all-time high of 33.5% of USHE enrollment, up from 30.2% during the same period in 2024. Full-year 2025 employer affiliated enrollment was 32.3% of USHE enrollment compared to 29.6% in 2024.
•USHE’s healthcare portfolio generated total enrollment growth during the fourth quarter, increasing 2% from the same period in 2024 and comprises 49% of USHE total enrollment compared to 46% for the same period in 2024. Of USHE’s total healthcare enrollment, approximately 37% is from employer partners.
•For the fourth quarter, FlexPath enrollment was 23% of USHE enrollment compared to 24% for the same period in 2024. Healthcare programs comprise 74% of FlexPath enrollment.
•Revenue increased 2.0% to $218.5 million in the fourth quarter of 2025 compared to $214.3 million for the same period in 2024, driven by higher fourth quarter revenue per student.
•Income from operations was $28.3 million in the fourth quarter of 2025 compared to $17.9 million for the same period in 2024. The operating income margin was 13.0% compared to 8.3% for the same period in 2024.

Australia/New Zealand Segment Highlights
•For the fourth quarter, student enrollment within ANZ decreased 1.6% to 19,514 compared to 19,825 for the same period in 2024. Full-year 2025 student enrollment within ANZ decreased 1.8% compared to 2024. Lower international enrollment, resulting from regulatory changes in Australia, was partially offset by progress growing domestic enrollment, which is expected to be a bigger driver of future growth.
•Revenue decreased 1.6% to $65.6 million in the fourth quarter of 2025 compared to $66.7 million for the same period in 2024, driven by lower fourth quarter student enrollment. Revenue on a constant currency basis, which is a non-GAAP financial measure, decreased 1.8% to $65.5 million in the fourth quarter of 2025 compared to $66.7 million for the same period in 2024, driven by lower fourth quarter student enrollment and revenue per student.

•Income from operations was $12.3 million in the fourth quarter of 2025 compared to $10.7 million for the same period in 2024. The operating income margin was 18.8% compared to 16.1% for the same period in 2024. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $12.4 million in the fourth quarter of 2025 compared to $10.7 million for the same period in 2024. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 19.0% compared to 16.1% for the same period in 2024.
BALANCE SHEET AND CASH FLOW

At December 31, 2025, Strategic Education had cash, cash equivalents, and marketable securities of $153.1 million and no debt outstanding under its revolving credit facility. Cash provided by operations in 2025 was $198.2 million compared to $169.3 million in 2024. Capital expenditures for 2025 were $44.3 million compared to $40.6 million in 2024. Capital expenditures including cloud computing investments, which flow through operating cash flow within other assets, for 2025 were $61.0 million compared to $56.8 million in 2024. Free cash flow for 2025, which is a non-GAAP financial measure, was $153.9 million compared to $128.8 million in 2024.
For the fourth quarter of 2025, consolidated bad debt expense as a percentage of revenue was 3.8% compared to 4.5% of revenue for the same period in 2024.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 16, 2026 to shareholders of record as of March 9, 2026.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its fourth quarter 2025 results at 5:00 p.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; 2) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offering flexible and affordable associate, bachelor’s, master’s, and doctoral programs; and 3) Australia/New Zealand, comprised primarily of Torrens University. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;

•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to Title IV programs, Department of Education staffing levels, borrower defense to repayment applications, gainful employment or similar measures, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of other businesses, including existing educational institutions;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2024	2025	2024	2025
Revenues	$311,456	$323,210	$1,219,930	$1,268,220
Costs and expenses:
Instructional and support costs	166,884	159,948	650,496	647,111
General and administration	104,145	108,666	412,158	424,969
Restructuring costs	4,405	2,961	1,648	21,909
Total costs and expenses	275,434	271,575	1,064,302	1,093,989
Income from operations	36,022	51,635	155,628	174,231
Other income	1,869	1,539	5,804	3,162
Income before income taxes	37,891	53,174	161,432	177,393
Provision for income taxes	12,555	15,265	48,748	50,779
Net income	$25,336	$37,909	$112,684	$126,614
Earnings per share:
Basic	$1.08	$1.71	$4.81	$5.57
Diluted	$1.05	$1.66	$4.67	$5.41
Weighted average shares outstanding:
Basic	23,370	22,184	23,406	22,749
Diluted	24,149	22,819	24,140	23,402

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2024	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$137,074	$140,757
Marketable securities	46,949	7,297
Tuition receivable, net	76,127	78,202
Income taxes receivable	—	2,511
Other current assets	44,793	49,090
Total current assets	304,943	277,857
Property and equipment, net	111,247	107,373
Right-of-use lease assets	103,673	91,140
Marketable securities, non-current	14,981	5,000
Intangible assets	245,098	249,243
Goodwill	1,206,883	1,242,413
Other assets	62,910	65,514
Total assets	$2,049,735	$2,038,540

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$101,749	$105,791
Income taxes payable	2,926	—
Contract liabilities	89,563	96,247
Lease liabilities	22,222	15,905
Total current liabilities	216,460	217,943
Deferred income tax liabilities	27,586	35,835
Lease liabilities, non-current	103,004	93,216
Other long-term liabilities	40,186	45,140
Total liabilities	387,236	392,134
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,502,385 and 22,968,860 shares issued and outstanding at December 31, 2024 and December 31, 2025, respectively	245	230
Additional paid-in capital	1,532,414	1,436,795
Accumulated other comprehensive loss	(88,565)	(46,115)
Retained earnings	218,405	255,496
Total stockholders’ equity	1,662,499	1,646,406
Total liabilities and stockholders’ equity	$2,049,735	$2,038,540

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the year ended December 31,
	2024	2025
Cash flows from operating activities:
Net income	$112,684	$126,614
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early termination of operating leases	(6,166)	(2,196)
Amortization of deferred financing costs	674	425
Amortization of investment discount/premium	(290)	(432)
Depreciation and amortization	44,378	48,410
Deferred income taxes	(150)	7,733
Stock-based compensation	25,571	22,954
Impairment of right-of-use lease assets	677	4,685
Changes in assets and liabilities:
Tuition receivable, net	221	(1,086)
Other assets	(11,622)	(7,593)
Accounts payable and accrued expenses	11,577	4,222
Income taxes payable and income taxes receivable	1,067	(5,563)
Contract liabilities	(2,948)	6,062
Other liabilities	(6,342)	(6,037)
Net cash provided by operating activities	169,331	198,198

Cash flows from investing activities:
Purchases of property and equipment	(40,580)	(44,252)
Purchases of marketable securities	(54,117)	(28,094)
Proceeds from marketable securities	31,025	79,078
Proceeds from sale of property and equipment	—	2,200
Proceeds from other investments	20	—
Other investments	(531)	(390)
Cash paid for acquisition, net of cash acquired	(177)	(36)
Net cash provided by (used in) investing activities	(64,360)	8,506

Cash flows from financing activities:
Common dividends paid	(58,971)	(57,543)
Payments on long-term debt	(61,275)	—
Net payments for stock awards	(3,318)	(9,720)
Payments of deferred financing costs	(1,698)	—
Repurchase of common stock	(11,510)	(138,892)
Net cash used in financing activities	(136,772)	(206,155)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,468)	2,306
Net increase (decrease) in cash, cash equivalents, and restricted cash	(35,269)	2,855
Cash, cash equivalents, and restricted cash — beginning of period	181,925	146,656
Cash, cash equivalents, and restricted cash — end of period	$146,656	$149,511

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2024	2025	2024	2025
Revenues:
U.S. Higher Education	$214,332	$218,529	$857,890	$868,239
Australia/New Zealand	66,666	65,591	257,119	251,584
Education Technology Services	30,458	39,090	104,921	148,397
Consolidated revenues	$311,456	$323,210	$1,219,930	$1,268,220
Income from operations:
U.S. Higher Education	$17,881	$28,304	$77,165	$101,872
Australia/New Zealand	10,743	12,309	37,394	35,454
Education Technology Services	11,803	13,983	42,717	58,814
Restructuring costs	(4,405)	(2,961)	(1,648)	(21,909)
Consolidated income from operations	$36,022	$51,635	$155,628	$174,231

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Adjusted Diluted Earnings Per Share (EPS), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, and Free Cash Flow. We define Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (2) income/loss recognized from the Company’s investments in partnership interests and other investments, and (3) discrete tax adjustments utilizing adjusted effective income tax rates of 27.5% and 29.0% for the three months ended December 31, 2024 and 2025, respectively, and an adjusted effective income tax rate of 29.0% for both the twelve months ended December 31, 2024 and 2025. To illustrate currency impacts to operating results, Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three and twelve months ended December 31, 2025 are also presented on a constant currency basis utilizing an exchange rate of 0.65 and 0.66 Australian Dollars to U.S. Dollars, respectively, which were the average exchange rates for the same periods in 2024. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1) above. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended December 31, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$275,434	$(4,405)	$—	$—	$271,029
Income from operations	$36,022	$4,405	$—	$—	$40,427
Operating margin	11.6%				13.0%
Income before income taxes	$37,891	$4,405	$193	$—	$42,489
Net income	$25,336	$4,405	$193	$850	$30,784

Diluted earnings per share	$1.05				$1.27
Weighted average diluted shares outstanding	24,149				24,149

		For the three months ended December 31, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Income from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$271,575	$(2,961)	$—	$—	$268,614
Income from operations	$51,635	$2,961	$—	$—	$54,596
Operating margin	16.0%				16.9%
Income before income taxes	$53,174	$2,961	$(63)	$—	$56,072
Net income	$37,909	$2,961	$(63)	$(996)	$39,811

Diluted earnings per share	$1.66				$1.74
Weighted average diluted shares outstanding	22,819				22,819

		For the twelve months ended December 31, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$1,064,302	$(1,648)	$—	$—	$1,062,654
Income from operations	$155,628	$1,648	$—	$—	$157,276
Operating margin	12.8%				12.9%
Income before income taxes	$161,432	$1,648	$2,660	$—	$165,740
Net income	$112,684	$1,648	$2,660	$684	$117,676

Diluted earnings per share	$4.67				$4.87
Weighted average diluted shares outstanding	24,140				24,140

		For the twelve months ended December 31, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$1,093,989	$(21,909)	$—	$—	$1,072,080
Income from operations	$174,231	$21,909	$—	$—	$196,140
Operating margin	13.7%				15.5%
Income before income taxes	$177,393	$21,909	$4,347	$—	$203,649
Net income	$126,614	$21,909	$4,347	$(8,279)	$144,591

Diluted earnings per share	$5.41				$6.18
Weighted average diluted shares outstanding	23,402				23,402
(1)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(2)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(3)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 27.5% and 29.0% for the three months ended December 31, 2024 and 2025, respectively, and an adjusted effective income tax rate of 29.0% for both the twelve months ended December 31, 2024 and 2025.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
2025 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	For the three months ended December 31, 2025
	As Reported (GAAP)	Non-GAAP adjustments(1)	Constant currency adjustment(2)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$323,210	$—	$(140)	$323,070
Total costs and expenses	$271,575	$(2,961)	$(240)	$268,374
Income from operations	$51,635	$2,961	$100	$54,696
Operating margin	16.0%			16.9%
Income before income taxes	$53,174	$2,898	$99	$56,171
Net income	$37,909	$1,902	$70	$39,881

Diluted earnings per share	$1.66			$1.75
Weighted average diluted shares outstanding	22,819			22,819

	For the twelve months ended December 31, 2025
	As Reported (GAAP)	Non-GAAP adjustments(1)	Constant currency adjustment(2)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$1,268,220	$—	$5,808	$1,274,028
Total costs and expenses	$1,093,989	$(21,909)	$4,910	$1,076,990
Income from operations	$174,231	$21,909	$898	$197,038
Operating margin	13.7%			15.5%
Income before income taxes	$177,393	$26,256	$955	$204,604
Net income	$126,614	$17,977	$677	$145,268

Diluted earnings per share	$5.41			$6.21
Weighted average diluted shares outstanding	23,402			23,402
(1)Reflects non-GAAP adjustments related to restructuring costs, income/loss from other investments, and tax adjustments as described further in the Unaudited Reconciliation of Non-GAAP Financial Measures table above.
(2)Reflects an adjustment to translate foreign currency results after the non-GAAP adjustments for the three and twelve months ended December 31, 2025 at a constant exchange rate of 0.65 and 0.66 Australian Dollars to U.S. Dollars, respectively, which were the average exchange rates for the same periods in 2024.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2024	2025	2024	2025
Revenues:
U.S. Higher Education	$214,332	$218,529	$857,890	$868,239
Australia/New Zealand	66,666	65,591	257,119	251,584
Education Technology Services	30,458	39,090	104,921	148,397
Consolidated revenues	311,456	323,210	1,219,930	1,268,220

Income from operations:
U.S. Higher Education	$17,881	$28,304	$77,165	$101,872
Australia/New Zealand	10,743	12,309	37,394	35,454
Education Technology Services	11,803	13,983	42,717	58,814
Restructuring costs	(4,405)	(2,961)	(1,648)	(21,909)
Consolidated income from operations	36,022	51,635	155,628	174,231

Adjustments to consolidated income from operations:
Restructuring costs	4,405	2,961	1,648	21,909
Total adjustments to consolidated income from operations	4,405	2,961	1,648	21,909

Adjusted income from operations by segment:
U.S. Higher Education	17,881	28,304	77,165	101,872
Australia/New Zealand	10,743	12,309	37,394	35,454
Education Technology Services	11,803	13,983	42,717	58,814
Total adjusted income from operations	$40,427	$54,596	$157,276	$196,140

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2024	2025	2024	2025
Net income	$25,336	$37,909	$112,684	$126,614
Provision for income taxes	12,555	15,265	48,748	50,779
Other income	(1,869)	(1,539)	(5,804)	(3,162)
Depreciation and amortization	11,345	13,250	44,378	48,410
EBITDA (1)	47,367	64,885	200,006	222,641
Stock-based compensation	6,782	5,759	25,571	22,954
Restructuring costs (2)	4,154	2,238	1,123	18,441
Cloud computing amortization (3)	1,762	2,456	7,143	9,150
Adjusted EBITDA (1)	$60,065	$75,338	$233,843	$273,186
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.2 million of depreciation and amortization expense for the three and twelve months ended December 31, 2024 and $0.7 million and $3.2 million of depreciation and amortization expense for the three and twelve months ended December 31, 2025, respectively. Excludes $0.1 million and $0.3 million of stock-based compensation expense for the three and twelve months ended December 31, 2024, respectively, and $0.2 million of stock-based compensation expense for the twelve months ended December 31, 2025.
(3)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(in thousands)

	For the twelve months ended December 31,
	2024	2025
Net cash provided by operating activities	$169,331	$198,198
Purchases of property and equipment	(40,580)	(44,252)
Free cash flow (1)	$128,751	$153,946
(1)Denotes a non-GAAP financial measure. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.